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                                                                      Exhibit 11

[MCCURDY & ASSOCIATES
 CPA'S, INC. LOGO]

             [MCCURDY & ASSOCIATES CPA'S, INC. LETTERHEAD]



                      CONSENT OF INDEPENDENT AUDITORS
                      -------------------------------

We consent to the use in this Post-Effective Amendment No. 14 to Maxus Income Fund's Registration Statement on Form N-1A of our report dated January 15, 1997 on the financial statements of Maxus Income Fund and the Summary Financial Information included in the Prospectus and to the references made to us under the caption "General Information" included in the Prospectus and under the caption "Investment Advisory and Other Services" included in the Statement of Additional Information.



/s/ McCurdy & Associates CPA's, Inc.

McCURDY & ASSOCIATES CPA'S, INC.


Westlake, Ohio
February 20, 1997